EXHIBIT 23.2


                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of U.S. Industries, Inc. of our report dated November 14, 1997 appearing on page 21 of the U.S. Industries, Inc. Annual Report on Form 10-K for the year ended October 3, 1998. We also consent to the reference to us under the headings "Experts" in such Prospectus.




/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
January 11, 1999








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